UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015 (May 6, 2015)

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Invesco Mortgage Capital Inc. (the “Company”) was held on May 6, 2015. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board's solicitations. At this meeting, the stockholders were requested to: (1) elect a Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers as disclosed in the Company's 2015 proxy statement, and (3) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2015, all of which were described in the Company's 2015 proxy statement. The following actions were taken by the Company's stockholders with respect to each of the foregoing items:

1.   Election of a Board of Directors. All the nominees for director were elected or re-elected with at least 95.4% of the votes cast. With respect to each nominee, the total number of broker non-votes was 40,289,349. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions
G. Mark Armour	63,172,748	3,068,529	256,793
James S. Balloun	65,358,151	882,160	257,759
John S. Day	65,423,005	818,988	256,077
Karen Dunn Kelley	63,155,140	3,080,478	262,452
Edward J. Hardin	65,219,457	1,017,891	260,722
James R. Lientz, Jr.	65,354,349	882,517	261,204

2.   Advisory vote on executive compensation.  The Company's stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers by the affirmative vote of 97.3% of the votes cast. The total number of broker non-votes was 40,289,349. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
64,165,055	1,809,752	523,263

3.   Appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The proposal was approved by the Company's stockholders by 98.8 % of the votes cast, and the voting results were as follows. There were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
105,050,632	1,275,972	460,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Vice President and Secretary

Date: May 7, 2015